Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations of New Graphic for the year ended December 31, 2006 and for the nine months ended September 30, 2007 give effect to the transactions and the Field acquisition as if they had been completed on January 1, 2006. The following unaudited pro forma condensed combined balance sheet of New Graphic as of September 30, 2007 gives effect to the transactions as if they had been completed on September 30, 2007.

The unaudited pro forma condensed combined financial information of New Graphic, which has been prepared using the purchase method of accounting for business combinations with Graphic as the acquirer, is based upon the historical financial statements of Graphic and BCH (the holding company of Altivity Packaging, LLC) and does not reflect any of the synergies and cost reductions that may result from the transactions. In addition, this unaudited pro forma condensed combined financial information of New Graphic does not include any transition costs, restructuring costs or recognition of compensation expenses or other one-time charges that may be incurred in connection with integrating the operations of Graphic and BCH.

The unaudited pro forma condensed combined financial statements of New Graphic for the year ended December 31, 2006 and as of and for the nine months ended September 30, 2007 are based on certain assumptions and adjustments by the management of Graphic as discussed in the accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Operations and accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and do not purport to reflect what New Graphic’s actual results of operations and financial position would have been had each such transaction in fact occurred (i) as of January 1, 2006 (in the case of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007) or (ii) as of September 30, 2007 (in the case of the unaudited pro forma condensed combined balance sheet as of September 30, 2007), nor are they necessarily indicative of the results of operations that New Graphic may achieve in the future.

The unaudited pro forma condensed combined financial information of New Graphic set forth below should be read in conjunction with Graphic’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto included in Graphic’s Current Report on Form 8-K filed on November 27, 2007, and in Graphic’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, each incorporated by reference herein. The pro forma financial information included herein does not include adjustments for any transactions other than the transactions contemplated by the transaction agreement.

The unaudited pro forma condensed combined financial information of New Graphic set forth below should also be read in conjunction with “Summary Historical and Unaudited Pro Forma Condensed Consolidated/Combined Financial Data,” the historical financial statements of BCH and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of BCH included in this proxy statement/prospectus. Because of the timing of acquisitions, period-to-period comparisons and analyses of financial condition and results of operations of BCH may not be helpful for understanding the financial and operational performance of BCH as a whole.

The historical results of Graphic and BCH are not necessarily indicative of the results that may be expected for New Graphic for any future period.

In creating the unaudited pro forma condensed combined financial statements, the primary adjustments to the historical financial statements of Graphic and BCH were purchase accounting adjustments, which include adjustments necessary to allocate the purchase price to the tangible and intangible assets and liabilities of BCH based on their estimated fair values.

NEW GIANT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2007
					Condensed
	Historical		Pro Forma		Pro Forma
	Graphic	BCH	Adjustments		Combined
	In millions

ASSETS
Current Assets:
Cash and Equivalents	$10.2	$85.9	$(26.0	)(a)	$10.2
			(59.9	)(b)
Receivables, Net	256.9	207.1	(5.5	)(c)	458.5
Inventories	310.9	229.8	18.1	(d)	558.8
Other Current Assets	25.2	13.6			38.8
Assets Held for Sale	35.8	—			35.8

Total Current Assets	639.0	536.4	(73.3)		1,102.1
Property, Plant and Equipment, Net	1,385.9	620.6	82.4	(e)	2,088.9
Goodwill	642.3	370.7	50.2	(f)	1,063.2
Intangible Assets, Net	141.8	127.0	348.9	(f)	617.7
Deferred Tax Assets	344.5	—			344.5
Other Assets	34.2	25.1	(36.8	)(b)	40.5
			18.0	(b)

Total Assets	$3,187.7	$1,679.8	$389.4		$5,256.9

LIABILITIES
Current Liabilities:
Short Term Debt	$18.8	$10.5	$		$29.3
Accounts Payable	204.5	154.0	(5.5	)(c)	353.0
Other Accrued Liabilities	161.8	86.7	7.6	(a)	256.1
Liabilities Held for Sale	27.2	—			27.2

Total Current Liabilities	412.3	251.2	2.1		665.6
Long Term Debt	1,930.9	1,146.5	(41.9	)(b)	3,035.5
Deferred Tax Liabilities	480.3	0.2			480.5
Accrued Pension and Postretirement Benefits	194.0	41.8			235.8
Other Noncurrent Liabilities	44.9	7.6			52.5

Total Liabilities	$3,062.4	$1,447.3	$(39.8)		$4,469.9

SHAREHOLDERS’ EQUITY
Preferred Stock	$—	$—	$—		$—
Contributed Capital	—	305.0	(305.0	)(a)	—
Common Stock	2.0	—	0.1	(a)	3.5
			1.4	(a)
Capital in Excess of Par Value	1,191.0	—	1.1	(a)	1,876.8
			684.7	(a)
Accumulated Deficit	(975.0)	(61.4)	61.4	(a)	(1,000.6)
			(8.8	)(a)
			(16.8	)(b)
Accumulated Other Comprehensive Loss	(92.7)	(11.1)	11.1	(a)	(92.7)

Total Shareholders’ Equity	125.3	232.5	429.2		787.0

Total Liabilities and Shareholders’ Equity	$3,187.7	$1,679.8	$389.4		$5,256.9

NEW GIANT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2007
					Condensed
	Historical		Pro Forma		Pro Forma
	Graphic	BCH	Adjustments		Combined
	In millions, except per share amounts

Net Sales	$1,819.3	$1,527.7	$(32.5	)(c)	$3,314.5
Cost of Sales	1,555.6	1,321.8	(32.5	)(c)	2,860.9
			6.9	(e)
			9.1	(f)
Selling, General and Administrative	141.5	141.5	8.5	(f)	291.5
Research, Development and Engineering	6.7	—			6.7
Other Expense (Income), net	2.1	(1.4)			0.7

Income (Loss) from Operations	113.4	65.8	(24.5)		154.7
Interest Income	0.3	3.5			3.8
Interest Expense	(127.8)	(75.1)	15.2	(b)	(187.7)
Other	—	(0.5)			(0.5)
Loss on Early Extinguishment of Debt	(9.5)	—			(9.5)

Loss before Income Taxes and Equity in Net Earnings of Affiliates	(23.6)	(6.3)	(9.3)		(39.2)
Income Tax Expense	(19.1)	(1.6)			(20.7)

Loss before Equity in Net Earnings of Affiliates	(42.7)	(7.9)	(9.3)		(59.9)
Equity in Net Earnings of Affiliates	0.7	—			0.7

Loss from Continuing Operations	$(42.0)	$(7.9)	$(9.3)		$(59.2)
Income (Loss) Per Share:
Basic	(0.21)				(0.17)
Diluted	(0.21)				(0.17)
Weighted Average Shares Outstanding:
Basic	201.7		141.1		342.8
Diluted	201.7		141.1		342.8

NEW GIANT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For The Year Ended December 31, 2006
	Historical
		BCH
		Predecessor	Successor	Field			Condensed
		Jan. 1-	Jul. 1-	Jan. 1-	Pro Forma		Pro Forma
	Graphic	June 30	Dec. 31	Aug. 16	Adjustments		Combined
	In millions, except per share amounts

Net Sales	$2,321.7	$789.4	$964.2	$229.2	$(31.5	)(c)	$4,273.0
Cost of Sales	2,020.6	699.0	881.3	197.9	(31.5	)(c)	3,788.7
					9.2	(e)
					12.2	(f)
Selling, General and Administrative	197.0	75.4	89.7	25.1	11.2	(f)	398.4
Research, Development and Engineering	10.8	—	—	—			10.8
Other (Income) Expense, net	(0.5)	(0.1)	—	1.3			0.7

Income (Loss) from Operations	93.8	15.1	(6.8)	4.9	(32.6)		74.4
Interest Income	0.6		2.7	—			3.3
Interest Expense	(172.0)	(0.6)	(48.5)	(3.8)	22.7	(b)	(202.2)
Other	—	—	(0.4)	—			(0.4)

(Loss) Income before Income Taxes and Equity in Net Earnings of Affiliates	(77.6)	14.5	(53.0)	1.1	(9.9)		(124.9)
Income Tax Expense	(20.8)	(5.8)	(0.5)	(0.8)			(27.9)

Loss before Equity in Net Earnings of Affiliates	(98.4)	8.7	(53.5)	0.3	(9.9)		(152.8)
Equity in Net Earnings of Affiliates	1.0	—	—	—			1.0

(Loss) Income from Continuing Operations	$(97.4)	$8.7	$(53.5)	$0.3	$(9.9)		$(151.8)

Loss Per Share - Continuing Operations:
Basic	(0.48)						(0.44)
Diluted	(0.48)						(0.44)
Weighted Average Shares Outstanding:
Basic	201.1				141.1		342.2
Diluted	201.1				141.1		342.2

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.	Basis of Presentation

These unaudited pro forma condensed combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transactions, the Field acquisition by BCH, and financing transactions and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of New Graphic’s future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements described below.

The pro forma balance sheet was prepared by combining the historical consolidated balance sheet data as of September 30, 2007 of Graphic and BCH, assuming the transactions and related financing transactions had occurred on September 30, 2007. The pro forma statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 have been prepared by combining the consolidated statements of operations for those periods, assuming the transactions and related financing transactions had occurred on January 1, 2006. In addition, the combined pro forma statement of operations for the year ended December 31, 2006 includes the unaudited historical results of the Field Companies for the period January 1, 2006 through August 16, 2006. On August 16, 2006, BCH completed the acquisition of substantially all of the assets of Field Holdings, Inc., a Delaware corporation, Field Container Company, L.P., a Delaware limited partnership, and Field Container Management Corporation, a Delaware corporation (collectively, the “Field Companies”). Subsequent to August 16, 2006, the results of operations of the Field Companies are reflected in the BCH results of operations. Management has included the historical results of the Field Companies as these operations will be part of the ongoing entity.

The transactions will be accounted for using the purchase method of accounting. The transactions are accounted for such that Graphic is treated as the acquirer and BCH as the acquired company. Under the purchase method, the purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including both tangible and identifiable intangible assets) is allocated to goodwill.

The unaudited pro forma condensed combined financial statements and purchase price allocations have been prepared based on available information and estimates and assumptions that management believes are reasonable. However, the allocation of the purchase price has not been finalized and the actual adjustments to our combined financial statements upon the closing of the transactions will depend on the net assets on the closing date of the transactions. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the unaudited pro forma condensed financial combined financial statements. However, management does not believe the final purchase price allocation will differ materially from the preliminary valuation. Management is unaware of any other acquisition-related contingencies that would impact the purchase price allocation or post-acquisition operating results.

The unaudited pro forma condensed combined financial statements do not include any transition costs, restructuring costs or recognition of compensation expenses or other one-time charges that may be incurred in connection with integrating the operations of Graphic and BCH. In addition, synergies and cost reductions that

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

may result from the transaction have not been reflected in the unaudited pro forma condensed combined financial statements. The initial forecast is to achieve more than $90 million of cost synergies, of which two-thirds are expected to be realized by 2009, through operating and overhead expense reduction, supply chain procurement improvements, facility optimization and manufacturing process improvements.

The unaudited pro forma condensed combined financial statements do not reflect significant operational and administrative cost savings that management of the combined company estimates may be achieved as a result of the transactions.

Note 2.	Pro Forma Transactions

On July 9, 2007, Graphic entered into a transaction agreement and agreement and plan of merger (the “transaction agreement”) by and among Graphic, Bluegrass Container Holdings, LLC (“BCH”), TPG Bluegrass IV, L.P. (“TPG IV”), TPG Bluegrass IV-AIV 2, L.P. (“TPG IV-AIV”), TPG Bluegrass V, L.P. (“TPG V”), TPG Bluegrass V-AIV 2, L.P. (“TPG V-AIV”), Field Holdings, Inc. (“Field Holdings”), TPG FOF V-A, L.P. (“FOF V-A”), TPG FOF V-B, L.P. (“FOF V-B”), BCH Management, LLC (together with Field Holdings, TPG IV, TPG IV-AIV, TPG V, TPG V-AIV, FOF V-A, FOF V-B and any transferee of their interests in BCH, the “Sellers”), New Giant Corporation, a wholly-owned subsidiary of Graphic (“New Graphic”), and Giant Merger Sub, Inc., a wholly-owned subsidiary of New Graphic (“Merger Sub”). Under the terms of the transaction agreement, Merger Sub will be merged with and into Graphic (the “merger”), and Graphic will become a wholly-owned subsidiary of New Graphic. As a result of the merger, each issued and outstanding share of Graphic’s common stock will be converted into the right to receive one newly issued share of New Graphic common stock. The transaction agreement also provides for each Seller to exchange BCH equity interests owned by each Seller for newly issued shares of New Graphic common stock (the “exchange,” and together with the merger, the “transactions”). Contemporaneously with the closing of the transactions, New Graphic expects to take certain reorganization steps such that BCH will become a wholly-owned subsidiary of Graphic Packaging International, Inc., a direct, wholly-owned subsidiary of Graphic.

The effect of the transactions and post-closing reorganization is that New Graphic will directly hold all of the equity of Graphic and indirectly hold all of the equity interests of BCH. Graphic’s current stockholders will initially own approximately 59.4% of New Graphic’s common stock, while the equity holders of BCH will initially own approximately 40.6% of New Graphic’s common stock, each calculated on a fully diluted basis.

In connection with the transactions, the combined company intends to refinance the existing bank financing of Graphic and BCH. For accounting purposes, the purchase price of BCH of $1,869.1 million, including assumed debt of $1,157.0 million, is based upon the estimated fair value of 139.4 million shares of New Graphic common stock to be issued in the transactions which approximates $686.1 million plus estimated direct transaction costs to be incurred of approximately $26 million (comprised of Graphic’s financial advisory and legal fees and excluding transaction-related expenses). The estimated value of New Graphic common stock of $4.92 per share used in the calculation of the purchase price is based upon available information and management’s best estimates as of July 6, 2007. The actual fair value of New Graphic common stock and the purchase price may change subject to final valuation.

The purchase consideration of $1,869.1 million was allocated to assets acquired and liabilities assumed based on their estimated fair value as of the acquisition date. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s estimates. The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this proxy statement/prospectus, only a preliminary valuation has been completed to estimate the fair values of the assets acquired and liabilities assumed and the related allocation of purchase price. The total estimated purchase price, calculated as described above, has been allocated to the unaudited pro forma condensed combined

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

balance sheet, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect consideration of a final valuation. This final valuation will be based on the actual net tangible and identifiable intangible assets that existed as of the closing date of the transactions. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets. The actual allocation of purchase cost and its effect on results of operations may differ significantly from the pro forma amounts included herein. The excess of the purchase cost over the net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The preliminary allocation of the purchase consideration is as follows (in millions):

Estimated Purchase Price	$686.1
Estimated Acquisition Costs	26.0
Assumed Debt	1,157.0

Total Estimated Purchase Consideration	$1,869.1

Preliminary Allocation of Purchase Price:
Property, Plant and Equipment	703.0
Inventories	247.9
Customer Relationships	458.5
Patents and Trademarks	8.1
Other Identifiable Intangible Assets(a)	9.3
Deferred Taxes(b)	—
Other Net Assets:
Cash	85.9
Receivables, Net	207.1
Other Current Assets	13.6
Other Assets	5.1
Accounts Payable	(154.0)
Accrued Liabilities	(86.7)
Other Noncurrent Liabilities	(49.6)

Net Assets Acquired(c)	21.4
Goodwill	420.9

Total Estimated Fair Value of Net Assets Acquired	$1,869.1

(a)	Includes other identifiable intangible assets consisting of non-compete agreements of $10.1 million, favorable lease agreements of $1.2 million, and unfavorable supply contracts of $2.0 million. The non-compete agreements, which resulted from BCH’s acquisitions of CPD and the Field Companies, have estimated remaining lives of 3.2 years and annual amortization expense of $3.2 million.

(b)	Graphic recorded deferred taxes of $169.7 million as a result of the step-up in net assets. These deferred taxes were offset by the release of a corresponding amount of the valuation allowance related to deferred tax assets associated with net operating losses of Graphic. As such, there was no impact on goodwill in the purchase price allocation.

(c)	At date of acquisition, it was assumed that the book value approximated fair market value.

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 3.	Pro Forma Adjustments for the Acquisition

The unaudited pro forma condensed combined financial statements give effect to the transactions described in Note 2, as if they had occurred on September 30, 2007 for purposes of the unaudited pro forma condensed combined balance sheet and January 1, 2006 for purposes of the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise as a result of the transactions described in Note 2. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

a. This adjustment reflects the elimination of the historical equity of BCH and reflects the new equity structure of the combined company, including the following:

•	Issuance of 1,725,591 shares of common stock in payment of restricted stock units granted under the Graphic Packaging Corporation 2004 Stock and Incentive Compensation Plan (the “2004 Plan”). Such restricted stock units vest and become payable pursuant to Section 18.1(b) of the 2004 Plan upon a change of control. “Change of Control” is defined in the 2004 Plan to include an acquisition by any person of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of Graphic entitled to vote generally in the election of directors, which will occur upon the consummation of the merger and the exchange. The unaudited pro forma condensed combined statement of operations does not reflect the $4.2 million non-cash expense nor the $4.6 million cash expense for the vesting and payout of the restricted stock units, as these amounts are directly related to the transactions and are not expected to have a continuing impact on operations.

• Issuance of 139,445,038 shares of common stock to BCH at a share price of $4.92.

•	Acquisition costs of approximately $26.0 million.

Upon completion of the transactions, approximately 342.1 million shares of $0.01 par value of combined company common stock would have been outstanding as of September 30, 2007.

b. As contemplated by the commitment letter between Graphic and each of Bank of America, N.A., Goldman Sachs Credit Partners, L.P. and JPMorgan Chase Bank, N.A., the combined company intends to refinance the existing bank financing of Graphic and BCH as follows (in millions):

		Refinanced
		Pro Forma Combined
	Existing Combined	Debt at
	Debt at September 30, 2007	September 30, 2007

Bank financing	$2,196.5	$2,196.5
Senior and senior subordinated notes	850.0	850.0
Revolving credit facilities	50.0	8.1
Other debt	10.2	10.2

Total	$3,106.7	$3,064.8

Refinanced pro forma combined debt at September 30, 2007 is classified in the unaudited pro forma condensed combined balance sheet as follows:

Short-term debt	$29.3
Long-term debt	3,035.5

Total debt	$3,064.8

The pro forma adjustments reflect the refinancing of the combined company’s bank financing, including the write-off of unamortized debt issuance costs of $36.8 million (representing a write-off of $16.8 million and $20.0 million of Graphic and BCH unamortized debt issuance costs, respectively), and the repayment of

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

$41.9 million of combined debt which is reflected as a reduction to other assets and cash in the combined balance sheet at September 30, 2007; and the recognition of new debt issuance costs related to the refinancing of $18 million which is reflected as an increase to other assets in the combined balance sheet at September 30, 2007. The new debt issuance costs of $18 million will be amortized using either the effective interest or straight line method depending on the debt instrument to which the costs pertain. Note that the unaudited pro forma condensed combined statement of operations do not reflect the $16.8 million impact of the write-off of the unamortized debt issuance costs as the amount is directly related to the transactions and is not expected to have a continuing impact on operations. Further, the $20.0 million of BCH unamortized debt issuance costs were assigned a fair value of zero in the purchase price allocation and thus are reflected in goodwill because the combined company would not receive any benefits from these costs. As such, there is no impact to the unaudited pro forma condensed combined statement of operations.

The pro forma interest expense adjustments reflect an average variable interest rate of LIBOR +2.25% for the combined company’s new bank debt. The pro forma cash interest savings of $9.5 million and $15.4 million for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, were increased by the lower amortization of debt issue costs of $5.7 million and $7.3 million, respectively. A 0.125% change in the assumed variable interest rate related to the bank financing, without taking interest rate hedges into account, would change annual pro forma interest expense by approximately $3 million. The total blended interest rate utilized in the pro forma adjustments approximated 8%.

c. During the periods presented, Graphic sold coated unbleached kraft (“CUK”) folding boxboard to BCH for use in certain cartons manufactured by BCH. This pro forma adjustment eliminates the sales and cost of goods sold and the respective accounts receivable and accounts payable related to these transactions.

d. Represents a $18.1 million step-up in inventory basis to fair market value of inventories acquired in the transactions. The pro forma combined statement of operations does not reflect the impact on cost of sales of an increase of $18.1 million of the estimated purchase accounting adjustment to value inventories at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort. The amount is directly related to the transactions and is not expected to have a continuing impact on New Graphic’s operations. Note that as a result of the Field acquisition by BCH, BCH recognized a step-up in inventory basis to fair market value in the amount of $7.6 million, which is recorded as cost of sales in the historical financial statements of the Successor during the period from July 1, 2006 to December 31, 2006.

e. Property, plant and equipment acquired in the transactions were stepped-up by $82.4 million to fair market value at September 30, 2007. This adjustment of $82.4 million will be depreciated on a straight-line basis over the remaining useful life of the respective assets, which ranges from 3 years to 15 years. The incremental depreciation expense related to the fair market value adjustment approximates $6.9 million and $9.2 million for the nine month period ended September 30, 2007 and the year ended December 31, 2006, respectively, and is reflected in cost of sales in the statements of operations.

f.	The fair market value of acquired intangible assets was adjusted as follows at September 30, 2007:

Customer Relationships	$344.1
Trademarks and Patents	2.6
Lease and Supply Contracts	2.2

Total fair market value adjustment to intangible assets at September 30, 2007	$348.9

This adjustment of $348.9 million will be amortized on a straight-line basis over the remaining useful life of 16 years for customer relationships, 4 years for trademarks and patents, and the remaining contractual period for the lease and supply contracts. Incremental amortization expense recorded for the transactions was $17.6 million and $23.4 million for the nine month period ended September 30, 2007 and the year ended December 31, 2006, respectively, and is reflected in cost of sales and selling, general and administrative in the

NEW GIANT CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

statements of operations. In addition, as a result of the transactions, goodwill, which has an indefinite life, is estimated to be $420.9 million, which results in an adjustment of $50.2 million.

g. Represents the estimated tax effect of the pro forma adjustments at a statutory rate of approximately 38.2%. All current federal tax expense has been fully offset by the utilization of Graphic net operating loss carryovers. This also results in a corresponding reduction of Graphic’s deferred tax valuation allowance. Graphic has recorded the valuation allowance because it is more likely than not that the deferred tax asset will not be realized.

Note 4.	Unaudited Pro Forma Loss Per Share

The following table sets forth the computation of unaudited pro forma basic and diluted loss per share (in millions, except for per share information):

	Year Ended			Nine Months Ended
	December 31, 2006			September 30, 2007
			Per share			Per Share
	Loss	Shares	Amount	Loss	Shares	Amount
Loss per basic share	$(151.8)	342.2	$(0.44)	$(59.2)	342.8	$(0.17)
Loss per diluted share	$(151.8)	342.2	$(0.44)	$(59.2)	342.8	$(0.17)

Shares utilized in the calculation of pro forma basic and diluted loss per share are as follows:

		Nine Months
	Year Ended	Ended
In millions of shares	December 31, 2006	September 30, 2007

Weighted average Graphic shares outstanding	201.1	201.7
Shares issued in the transactions	139.4	139.4
Shares issued for restricted stock units	1.7	1.7

Total	342.2	342.8

Other potentially dilutive securities consisting of stock options, totaling 12.7 million and 14.9 million for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, were excluded from the per share calculations above, because of their anti-dilutive effect.